Exhibit 99.1


           Volt Information Sciences Announces Second Quarter Results


     NEW YORK--(BUSINESS WIRE)--June 8, 2006--Volt Information Sciences, Inc. (NYSE: VOL) today reported financial results for the Company's second quarter and six months ended April 30, 2006.
    Volt will conduct a conference call webcast at 11:00 A.M. (EDT) today to discuss second quarter results. The conference call dial-in number is 1-888-385-9734 (domestic) or 1-517-623-4202 (international), passcode: Second Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.
    Attached is a summary of the Company's results of operations and the notes thereto. The notes are an integral part of the summary.

    SECOND QUARTER - FISCAL 2006 RESULTS

    For the second quarter of fiscal 2006 ended April 30, 2006, the Company reported net income of $9.1 million, or $0.59 per share, compared to $4.5 million, or $0.29 per share, in the fiscal 2005 second quarter. Net sales for the 2006 quarter increased by 9% to $593.8 million, compared to $546.0 million in last year's comparable quarter.
    Income before minority interest and income taxes increased by $6.3 million, or 68%, compared to the 2005 comparable quarter. The minority interest was repurchased from Nortel Networks, Inc. on December 29, 2005.

    SIX MONTHS - FISCAL 2006 RESULTS

    For the first six months of fiscal 2006, the Company reported net income of $8.7 million, or $0.56 per share, compared to $3.7 million, or $0.24 per share, last year. Net sales for the 2006 six-month period increased by 10% to $1.1 billion compared to $1.0 billion last year. Income before minority interest and income taxes was $15.9 million in the six months ended April 30, 2006 compared to $9.4 million in the comparable fiscal 2005 period.
    Commenting on the results for the second quarter, Mr. Steven A. Shaw, President and Chief Executive Officer of Volt, stated, "We are pleased that our initiatives in Staffing Services are producing their desired results. Strong demand and margin improvement in our Technical Placement and Administrative and Industrial divisions, along with growth in our higher margin Permanent Placement and Recruitment Process Outsource (RPO) offerings are the primary drivers for the Company's improved performance. Margin growth combined with aggressive cost controls associated with workers' compensation and unemployment insurance has had a positive effect. These improved results were achieved in spite of higher SOX compliance costs and a one time charge for death benefits related to the passing of two senior corporate executives."

    STAFFING SERVICES

    Net sales for this segment increased by 11% to $502.3 million compared to the fiscal 2005 second quarter while operating profit doubled to $14.5 million from $7.3 million. The increase in the operating profit was the result of increased revenue in both the Technical and Administrative divisions, for both permanent placement and traditional staffing, and a reduction in workers' compensation expense, which more than offset lower profitability of the VMC Consulting division.

    COMPUTER SYSTEMS

    The segment reported an operating profit of $9.8 million on net sales of $52.1 million in the second quarter of fiscal 2006 compared to an operating profit of $9.0 million on net sales of $42.9 million in the comparable prior year period. The quarter includes $4.9 million of new business revenue as a result of the Company's December 30, 2005 acquisition of Varetis Solutions GmbH.

    TELEPHONE DIRECTORY

    Net sales for this segment approximated $17 million while operating profit increased to $4.0 million in the fiscal 2006 second quarter from $2.5 million in the comparable prior year period. The increase in operating profit was the result of increased sales in the segment's community telephone directory division and the timing of the distribution of higher margin directories.

    TELECOMMUNICATIONS SERVICES

    Net sales in this segment decreased in the second quarter of fiscal 2006 to $27.3 million from $37.9 million and the segment reported a $40,000 operating loss compared to an operating profit of $0.2 million in the comparable prior year period. The results of the quarter were negatively impacted by reduced sales and lower gross margins in the Construction and Engineering division.

    GENERAL CORPORATE EXPENSES

    General corporate expenses increased by $1.7 million, or 19%, due to a one-time accrual of $1.2 million for death benefits related to two senior corporate executives, increased salaries, professional fees and costs related to compliance with the Sarbanes-Oxley Act.

    LIQUIDITY

    Cash and cash equivalents, excluding restricted cash, was $44.8 million at the end of the quarter. At April 30, 2006, the Company had sold a participating interest in accounts receivable of $140.0 million under its securitization program and had the ability to finance an additional $60.0 million under the facility.
    In addition, the Company may borrow under a secured $40.0 million revolving credit facility. At April 30, 2006, the Company had borrowed
6.0 million Euros ($7.6 million) under the facility.

    Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions with a Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which include the Telecommunications Services, Computer Systems and Telephone Directory segments, provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit Volt's web site at http://www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention:
Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
                         SUMMARY OF OPERATIONS
                              (UNAUDITED)

                          SECOND QUARTER ENDED    SIX MONTHS ENDED
                           April 30,   May 1,   April 30,     May 1,
                             2006       2005      2006         2005
                          --------------------------------------------
                             (In thousands, except per share data)

Net sales                  $593,811  $546,045  $1,143,319  $1,043,880
                          ============================================

Income before minority
 interest and income taxes  $15,420    $9,166     $15,857      $9,374
Minority interest --
 Note A                           -    (1,759)     (1,021)     (3,253)
                          --------------------------------------------
Income before income taxes   15,420     7,407      14,836       6,121
Income tax provision         (6,310)   (2,880)     (6,103)     (2,402)
                          --------------------------------------------


Net income                   $9,110    $4,527      $8,733      $3,719
                          ============================================


                                         Per Share Data
Basic
   Net income                 $0.59     $0.30       $0.57       $0.24
                          ============================================


Diluted:
   Net income                 $0.59     $0.29       $0.56       $0.24
                          ============================================


Weighted average number of
 shares outstanding -
 basic                       15,431    15,324      15,387      15,307
                          ============================================

Weighted average number of
 shares outstanding -
 diluted                     15,516    15,446      15,476      15,444
                          ============================================



                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

                          SECOND QUARTER ENDED    SIX MONTHS ENDED
                           April 30,   May 1,   April 30,     May 1,
                             2006       2005       2006        2005
                          --------------------------------------------
Net Sales:                          (Dollars in thousands)
----------
Staffing Services -- Note B
 Traditional Staffing      $484,557  $442,822    $930,184    $856,916
 Managed Services           273,791   312,334     524,867     609,766
                          --------------------------------------------
 Total Gross Sales          758,348   755,156   1,455,051   1,466,682
 Less: Non-Recourse
  Managed Services         (256,042) (302,292)   (495,103)   (593,485)
                          --------------------------------------------
Net Staffing Services       502,306   452,864     959,948     873,197
Telephone Directory          17,226    17,369      33,011      33,073
Telecommunications
 Services                    27,295    37,935      67,409      63,139
Computer Systems             52,137    42,920      93,411      84,114
Elimination of inter-
 segment sales               (5,153)   (5,043)    (10,460)     (9,643)
                          --------------------------------------------

Total Net Sales            $593,811  $546,045  $1,143,319  $1,043,880
                          ============================================

Income (Loss) Before
 Minority Interest and
 Income Taxes
Staffing Services           $14,496    $7,263     $19,325      $9,716
Telephone Directory           4,017     2,501       6,278       4,608
Telecommunications
 Services                       (40)      193         728      (2,236)
Computer Systems              9,837     9,015      15,586      16,529
                          --------------------------------------------
Total Segment Operating
 Profit                      28,310    18,972      41,917      28,617

General corporate expenses  (10,669)   (8,976)    (22,557)    (17,283)
                          --------------------------------------------
Total Operating Profit       17,641     9,996      19,360      11,334

Interest income and other
 (expense)-net               (1,671)     (290)     (2,244)       (746)
Foreign exchange loss-net      (103)      (98)       (356)       (260)
Interest expense               (447)     (442)       (903)       (954)
                          --------------------------------------------

Income Before Minority
 Interest and Income Taxes  $15,420    $9,166     $15,857      $9,374
                          ============================================




                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEET DATA
                              (Unaudited)

                                                April 30,  October 30,
                                                  2006        2005
                                              ------------------------
Assets                                         (Dollars in thousands)
 Current Assets
  Cash and cash equivalents                       $44,785     $61,698
  Restricted cash                                  20,478      26,421
  Short-term investments                            4,371       4,213
  Trade receivables, net -- Note C                355,647     399,677
  Inventories                                      37,397      33,758
  Recoverable income taxes                          1,424           -
  Deferred income taxes                             7,384      10,246
  Prepaid and other assets                         24,333      19,788
                                              ------------------------
 Total Current Assets                             495,819     555,801

 Property, plant and equipment, net                81,919      83,272
 Deposits and other assets                          1,804       2,102
 Goodwill                                          50,484      32,623
 Other intangible assets, net                      34,085      14,914
                                              ------------------------
 Total Assets                                    $664,111    $688,712
                                              ========================

Liabilities and Stockholders' Equity
 Current Liabilities
  Notes payable to bank                           $11,547      $6,622
  Current portion of long-term debt                   452       2,404
  Accounts payable                                166,015     172,788
  Accrued wages and commissions                    55,341      55,081
  Accrued taxes other than income taxes            22,473      17,586
  Accrued insurance and other accruals             33,414      35,173
  Deferred income and other liabilities            37,207      30,628
  Income taxes payable                                  -       1,686
                                              ------------------------
 Total Current Liabilities                        326,449     321,968

 Accrued insurance                                    748       1,630
 Long-term debt                                    13,067      13,297
 Deferred income taxes                             15,410      13,358
 Minority interest -- Note A                            -      43,444

 Stockholders' Equity                             308,437     295,015
                                              ------------------------
 Total Liabilities and Stockholders' Equity      $664,111    $688,712
                                              ========================


           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

A - In December 2005, Volt Delta Resources, LLC ("Volt Delta"), the principal business unit of the Computer Systems segment, purchased from Nortel Networks, Inc. ("Nortel Networks") its 24% minority interest in Volt Delta for $62.0 million, including an excess cash distribution of $5.4 million. Nortel Networks had originally purchased its 24% interest in August of 2004, and under the terms of the original purchase agreement, each party had a one-year option to cause Nortel Networks to sell and Volt Delta to buy the minority interest for an amount ranging from $25.0 million to $70.0 million, exercisable starting August 2006.

    During the first fiscal quarter of 2006, Volt Delta also purchased Varetis Solutions GmbH ("Varetis Solutions") from varetis AG for $24.8 million. The acquisition provides Volt Delta the resources to focus on the evolving global market for directory information systems and services. Varetis Solutions adds technology in the area of wireless and wireline database management, directory assistance/inquiry automation and wireless handset information delivery to Volt Delta's significant technology portfolio.

    The preliminary allocation of the purchase price of the transactions resulted in $17.9 million of goodwill and $20.8 million of intangible assets in fiscal 2006.

B - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is segregated from cash and cash equivalents on the April 30, 2006 and October 30, 2005 balance sheets.

C - Under a securitization program, the receivables related to the staffing solutions business of the Company are sold from time-to-time by the Company, through a 100%-owned consolidated special purpose subsidiary to an unaffiliated third party. The outstanding balance of the participation interest sold was $140.0 million and $100.0 million at April 30, 2006 and October 30, 2005, respectively. Accordingly, the trade receivables included on the April 30, 2006 and October 30, 2005 balance sheets have been reduced to reflect the participation interest sold. During May 2006, the Company reduced the outstanding interest sold from $140.0 million to $130.0 million.

D - The balance sheet data at October 30, 2005 has been reclassified to conform to the current presentation.




    CONTACT: Volt Information Sciences, Inc.
             Jack Egan / Ron Kochman, 212-704-2400
             voltinvest@volt.com